Exhibit (d)(1)

Common Stock	Common Stock

PAR VALUE $.01 PER SHARE	PAR VALUE $.01 PER SHARE

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND	SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 003011 10 3

ABERDEEN AUSTRALIA EQUITY FUND, INC.

THIS CERTIFICATE IS TRANSFERABLE IN BOSTON OR IN NEW YORK CITY

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

ABERDEEN AUSTRALIA EQUITY FUND, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation and By-Laws of the Corporation, each as from time to time amended, copies of which are on file with the Transfer Agent, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
THE BANK OF NEW YORK

TRANSFER AGENT AND REGISTRAR
BY
	AUTHORIZED OFFICER	CORPORATE SEAL	President	Treasurer

ABERDEEN AUSTRALIA EQUITY FUND, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -	Custodian
TEN ENT	-	as tenants by the entireties		(Cust)	(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors
Act ___________
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

                                                                                                                                                                                                                 Shares

of the capital stock represented by the within Certificate and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                             Attorney

to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated,